UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010 (January 12, 2010)

THE NASDAQ OMX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) Indenture

On January 15, 2010, The NASDAQ OMX Group, Inc. ( “NASDAQ OMX”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into an Indenture (the “Indenture”), the form of which was filed as Exhibit 4.16 to NASDAQ OMX’s Registration Statement on Form S-3ASR (No. 333-164284) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2010.

(b) Supplemental Indenture

On January 15, 2010, NASDAQ OMX and the Trustee entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture. The Supplemental Indenture relates to NASDAQ OMX’s 4.00% Senior Notes due 2015 (the “2015 Senior Notes”) and its 5.55% Senior Notes due 2020 (the “2020 Senior Notes” and, together with the 2015 Notes, the “Senior Notes”). On January 15, 2010, NASDAQ OMX issued and sold $400 million aggregate principal amount of the 2015 Senior Notes and $600 million aggregate principal amount of the 2020 Senior Notes in a public offering pursuant to the Registration Statement. The Supplemental Indenture includes forms of the 2015 Senior Notes and the 2020 Senior Notes.

The 2015 Senior Notes will pay interest semiannually at a rate of 4.00% per annum until January 15, 2015 and the 2020 Senior Notes will pay interest semiannually at a rate of 5.55% per annum until January 15, 2020. NASDAQ OMX used the net proceeds from this offering, together with the net proceeds of approximately $700 million from borrowings under its new credit facility (described below) and cash on hand, to pay down and terminate its existing credit facility and pay transaction costs incurred in connection with the existing credit facility and the new credit facility.

(c) Underwriting Agreement

On January 12, 2010, NASDAQ OMX entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters listed on Schedule A thereto, relating to the sale by NASDAQ OMX of $400 million aggregate principal amount of 2015 Senior Notes and $600 million aggregate principal amount of 2020 Senior Notes.

Some of the underwriters or their affiliates have provided investment or commercial banking services to NASDAQ OMX or its affiliates in the past and are likely to do so in the future, including in connection with NASDAQ OMX’s new credit facility.

The Underwriting Agreement is filed herewith as Exhibit 1.1, the Indenture is filed herewith as Exhibit 4.1, the Supplemental Indenture is filed herewith as Exhibit 4.2 and the Credit Facility is filed herewith as Exhibit 4.3. The descriptions of the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Credit Facility herein are qualified by reference thereto.

(d) Credit Facility

On January 15, 2010, NASDAQ OMX entered into a new, $950 million, senior, unsecured three-year credit facility (the “Credit Facility”) with a syndicate of financial institutions. The Credit Facility provides for an unfunded $250 million revolving credit commitment (including a swingline facility and letter of credit facility), a $350 million funded Tranche A term loan (the “Term Loan A”) and a $350 million funded Tranche X term loan (the “Term Loan X” and, together with Term Loan A the “Term Loans”). The loans under the Credit Facility have a variable interest rate based on either the London Interbank Offered Rate or the Federal Funds Rate, plus an applicable margin that varies with NASDAQ OMX’s debt rating.

The Credit Facility contains financial and operating covenants. Financial covenants include an interest expense coverage ratio and a maximum leverage ratio. Operating covenants include limitations on NASDAQ OMX’s ability to incur additional indebtedness, grant liens on assets, enter into affiliate transactions and pay dividends.

Bank of America, N.A. serves as administrative agent, swingline lender, issuing bank and a lender. Nordea Bank AB (publ.) and Skandinaviska Enskilda Banken AB (publ.) serve as Nordic lead arrangers and joint bookrunning managers. Banc of America Securities LLC and J.P. Morgan Securities Inc. serve as U.S. lead arrangers and joint bookrunning managers. JPMorgan Chase Bank, N.A., Nordea Bank AB (publ.) and Skandinaviska Enskilda Banken AB (publ.) serve as documentation agents and lenders.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On January 15, 2010, NASDAQ OMX issued a press release announcing the completion of its refinancing transactions, including the closing of its $1 billion underwritten public offering of senior notes, the closing of its $950 senior unsecured credit facility and the termination of its existing senior secured credit facilities. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

As previously disclosed, the aggregate principal amount of the Term Loans was decreased from an expected $1,000 million to $700 million in connection with the upsizing of the Senior Notes offering to $1,000 million. As a result of this decrease, the upfront fee payable by NASDAQ OMX to the lenders as a percentage of the aggregate principal amount of the Term Loan A increased from 1.00% to approximately 1.43% and the upfront fee payable by NASDAQ OMX to the lenders as a percentage of the aggregate principal amount of the Term Loan X increased from 0.50% to approximately 0.71%. The total dollar amount of the upfront fee payable by NASDAQ OMX to the lenders in connection with the Term Loans was unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 12, 2010, among Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC as representatives of the several Underwriters listed on Schedule A thereto, and The NASDAQ OMX Group, Inc.

4.1	Indenture, dated as of January 15, 2010, between The NASDAQ OMX Group, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of January 15, 2010, among The NASDAQ OMX Group, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.3	Credit Agreement, dated as of January 15, 2010, among The NASDAQ OMX Group, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent, Nordea Bank AB (publ.) and Skandinaviska Enskilda Banken AB (publ.), as Nordic Lead Arrangers and Joint Bookrunning Managers, Banc of America Securities LLC and J.P. Morgan Securities Inc. as U.S. Lead Arrangers and Joint Bookrunning Managers and J.P. Morgan Chase Bank, N.A., Nordea Bank AB (publ.) and Skandinaviska Enskilda Banken AB (publ.) as documentation agents.

99.1	Press Release dated January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2010	THE NASDAQ OMX GROUP, INC.

	By:	/S/ EDWARD S. KNIGHT
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

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